Exhibit 99.2

July 12, 2016	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES ANNOUNCES

CLOSING OF PUBLIC OFFERING OF SENIOR NOTES

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE-RJF) today announced the closing of a registered underwritten public offering of (i) $500,000,000 in aggregate principal amount of its 3.625 percent senior notes due 2026 at a public offering price of 99.841 percent of the principal amount, and (ii) $300,000,000 in aggregate principal amount of its 4.950 percent senior notes due 2046 at a public offering price of 99.937 percent of the principal amount. The aggregate net proceeds after underwriting discounts and commissions and estimated expenses were approximately $791,441,000, and are expected to be used for working capital and for general corporate purposes.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Raymond James & Associates, Inc. acted as joint-book running managers for the offering. Citigroup Global Markets Inc., Regions Securities LLC, U.S. Bancorp Investments, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, Fifth Third Securities, Inc. and PNC Capital Markets LLC acted as co-managers for the offering. The public offering was made by means of a prospectus supplement. Raymond James has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,700 financial advisors serving in excess of 2.8 million client accounts in more than 2,700 locations throughout the United States, Canada and overseas. Total client assets are approximately $528 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.